EXHIBIT 10.25
CONFIDENTIAL TREATMENT REQUESTED
LICENSE AGREEMENT
     This License Agreement (the “Agreement”) is made and entered into by and between Transmeta Corporation, a Delaware corporation having its principal place of business at 3990 Freedom Circle, Santa Clara, CA 95054, U.S.A. (“Transmeta”), and Culture.Com Technology Limited, a Hong Kong corporation having a correspondence address at The Penthouse, Culturecom Centre, 47 Hung To Road, Kwun Tong, Kowloon, Hong Kong (“Culturecom”).
RECITALS
     A. Transmeta develops and sells software-based microprocessors and related hardware and software technologies, including the Crusoe and Efficeon line of microprocessors. The Crusoe and Efficeon microprocessors utilize certain proprietary Transmeta software, known as the Code Morphing Software, which is used to dynamically optimize and translate x86 instructions.
     B. Concurrently with the execution of this Agreement, Transmeta and Culturecom are entering into an Asset Purchase Agreement (“Asset Purchase Agreement”) pursuant to which Culturecom is purchasing from Transmeta certain assets related to the Crusoe line of microprocessors.
     C. Culturecom desires to acquire from Transmeta and Transmeta desires to grant to Culturecom certain exclusive licenses with respect to the Crusoe line of microprocessors.
     D. Culturecom also desires to acquire from Transmeta and Transmeta desires to grant to Culturecom certain exclusive and non-exclusive licenses to the Efficeon line of microprocessors.
     E. Culturecom also desires to acquire from Transmeta and Transmeta desires to grant to Culturecom certain licenses to use Transmeta’s Code Morphing Software solely for use in connection with Culturecom’s sale and support of the Crusoe and Efficeon microprocessors.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:
1. DEFINITIONS
     All capitalized terms used and not otherwise defined in this Agreement will have the meanings ascribed to such terms in the Asset Purchase Agreement.
     1.1 “Asset Purchase Agreement” is defined in Recital A., above.
     1.2 “Authorized Sublicensee” is defined in Section 6.1.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     1.3 “China” means The People’s Republic of China, including Hong Kong, Macau and all other special administrative regions within the People’s Republic of China. For the avoidance of doubt, China does not include Taiwan.
     1.4 “Closing” will have the meaning ascribed to that term in the Asset Purchase Agreement.
     1.5 “Closing Date” will have the meaning ascribed to that term in the Asset Purchase Agreement.
     1.6 “CMS Marks” means the trademarks identified in Exhibit E.
     1.7 “Code Morphing Software” or “CMS” means Transmeta’s proprietary software that is used to dynamically optimize and translate x86 instructions.
     1.8 “Crusoe Ancillary Technology” means (a) those items identified as Crusoe Ancillary Technology in the Asset Purchase Agreement; and (b) Transmeta’s documentation, reference designs, tools and manufacturing information for the Crusoe Product specified in Exhibit A-3. Those items specified in Exhibit A-3 are licensed under this Agreement and are not transferred under the Asset Purchase Agreement.
     1.9 “Crusoe CMS Version” means a version of the Code Morphing Software that operates in connection with the Crusoe Product, as identified in Exhibit A-2.
     1.10 “Crusoe Design Deliverables” means the Crusoe Specific Design Deliverables and the Crusoe General Design Deliverables.
     1.11 “Crusoe General Design Deliverables” means the design information and documentation describing the design of the Crusoe Product listed in Exhibit A-1.
     1.12 “Crusoe IPR” means Transmeta IPR which is incorporated in the Crusoe Design Deliverables as delivered by Transmeta to Culturecom hereunder, or which is incorporated in the Crusoe Product in the form distributed by Transmeta as of the Closing Date, but excluding any Transmeta IPR that is transferred to Culturecom under the Asset Purchase Agreement. For avoidance of doubt, Crusoe IPR includes only those Transmeta Patent Rights that are infringed by the Crusoe Design Deliverables (excluding the Crusoe VLIW processor instruction set architecture documentation) as delivered by Transmeta to Culturecom hereunder, or by the Crusoe Product in the form distributed by Transmeta as of the Closing Date.
     1.13 “Crusoe Licensed Product” means and is limited to (a) Crusoe Products; (b) any standalone microprocessor chip that is a modification to the Crusoe Product, is developed by Culturecom or an Authorized Sublicensee under this Agreement, and implements the same or substantially the same native instruction set as the Crusoe Product; and (c) any system on a chip that includes a microprocessor core that is a modification of the core in the Crusoe Product, is developed

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

by Culturecom or an Authorized Sublicensee under this Agreement, and implements the same or substantially the same native instruction set as the Crusoe Product.
     1.14 “Crusoe Product” means Transmeta’s Crusoe microprocessor chip, revision 2.1, as implemented as a standalone chip and not as a system on a chip. For the avoidance of doubt, the Crusoe Product does not include the Crusoe CMS Version.
     1.15 “Crusoe Specific Design Deliverables” will have the meaning ascribed to that term in the Asset Purchase Agreement.
     1.16 “Culturecom Affiliate” means any entity that is a direct or indirect parent or subsidiary of Culturecom or is under common control with Culturecom. For purposes of this Agreement, control means having ownership of more than fifty percent (50%) of the equity securities entitled to vote for the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).
     1.17 “Culturecom Crusoe Product Customer” means any customer that purchases a Crusoe Licensed Product from Culturecom or any Authorized Sublicensee.
     1.18 “Culturecom Efficeon Product Customer” means any customer that purchases an Efficeon Licensed Product or from Culturecom or any Authorized Sublicensee.
     1.19 “Efficeon Ancillary Technology” means Transmeta’s documentation, reference designs, tools and manufacturing information for the Efficeon Product specified in Exhibit B-3.
     1.20 “Efficeon CMS Version” means a version of the Code Morphing Software that operates in connection with the Efficeon Product, as identified in Exhibit B-2.
     1.21 “Efficeon Design Deliverables” means the design information and documentation describing the design of the Efficeon Product listed in Exhibit B-1.
     1.22 “Efficeon IPR” means Transmeta IPR which is incorporated in the Efficeon Design Deliverables as delivered by Transmeta to Culturecom hereunder, or which is incorporated in the Efficeon Product in the form distributed by Transmeta as of the Closing Date. For avoidance of doubt, Efficeon IPR includes only those Transmeta Patent Rights that are infringed by the Efficeon Design Deliverables as delivered by Transmeta to Culturecom hereunder, or by the Efficeon Product in the form distributed by Transmeta as of the Closing Date.
     1.23 “Efficeon Licensed Product” means and is limited to (a) 130nm generation versions of the Efficeon Product; and (b) any 130nm generation system on a chip that includes a microprocessor core that is the same as the core in the Efficeon Product. The Efficeon Licensed Product does not include, and specifically excludes, any products that are components, modules or otherwise implement less than the full microprocessor functionality of the Efficeon Product.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     1.24 “Efficeon Product” means Transmeta’s 130nm generation Efficeon microprocessor chip, revision 1.3, as implemented as a standalone chip and not as a system on a chip. For the avoidance of doubt, the Efficeon Product does not include the Efficeon CMS Version.
     1.25 “Efficeon Product License Term” means a period of three (3) years commencing as of the Closing Date.
     1.26 “knowledge” will have the meaning ascribed to that term in the Asset Purchase Agreement.
     1.27 “TransChina” means TransChina Corporation, a Delaware corporation.
     1.28 “TransChina Affiliate” means any entity that is a direct or indirect parent or subsidiary of TransChina, or is under common control with such entity.
     1.29 “Transmeta Ancillary Technology” means the Crusoe Ancillary Technology and the Efficeon Ancillary Technology.
     1.30 “Transmeta IPR” means all patent rights (including rights in patent applications), mask work rights, copyrights, rights in trade secrets and know-how, and any other intellectual property rights recognized in any country or jurisdiction in the world owned by or licensed to Transmeta as of the Closing Date, which intellectual property rights Transmeta has the right to license to Culturecom, as contemplated by this Agreement, without the payment of compensation of any kind to any third party; provided, that “Transmeta IPR” excludes any and all rights in and to trademarks, trade names, logos, service marks, other designations of source and design patents and design patent applications.
     1.31 “Transmeta Patent Rights” means all patent rights (including rights in patent applications) that are included in the definition of Transmeta IPR.
2. LICENSE FOR CRUSOE PRODUCT
     2.1 License Grant. Subject to Culturecom’s compliance with the terms and conditions of this Agreement, Transmeta hereby grants to Culturecom, during the term of this Agreement (which term shall be perpetual except if early terminated under Section 11.2), a nontransferable (except as provided in Section 12.1), worldwide, royalty-bearing license (without the right to sublicense, except to Authorized Sublicensees, as specified in Section 6.1) under all of the Crusoe IPR:
          (a) to use the Crusoe Design Deliverables internally at Culturecom for the sole purpose of developing Crusoe Licensed Products;
          (b) on an exclusive basis (except as provided in Section 2.2) to make or have made the Crusoe Licensed Products; and

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          (c) on an exclusive basis (except as provided in Section 2.2), to distribute and sell the Crusoe Licensed Products.
     For avoidance of doubt, the licenses granted in this Section 2.1 do not give Culturecom any rights under Transmeta’s intellectual property rights in or to software, except that Culturecom may use the Crusoe VLIW processor instruction set architecture (ISA) documentation on a non-exclusive basis to independently develop software implementations that are compatible with the ISA. However, the right to use the ISA documentation does not include any rights in or to the software implementation itself, regardless of whether the software implementation is suggested by, given as an example in, required by or otherwise implicated by the ISA documentation.
     2.2 Exclusivity Exceptions. Culturecom acknowledges and agrees the license rights granted to Culturecom under Section 2.1 will not be deemed to limit Transmeta from using any technology that comprises the Crusoe Product or from exercising any of the Crusoe IPR (or from granting to a third party the right to use such technology or from granting to a third party a license under any such Crusoe IPR) to design, develop, manufacture, sell, distribute or otherwise exploit any products based on such technology, as long as Transmeta (and such third parties) prohibits and does not during the term of this Agreement manufacture, or permit the manufacture of, any microprocessor product that implements the same or substantially the same native instruction set as the Crusoe Product, except by or through Culturecom or any Authorized Sublicensees. Without limiting the generality of the preceding sentence, Culturecom acknowledges and agrees that (a) Transmeta expressly retains the right to meet (both directly or indirectly through third parties) its existing contractual obligations for the Crusoe product lines, and (b) Transmeta may license, distribute or otherwise provide to third parties components, modules or other portions of technology that comprise the Crusoe Product or the Crusoe IPR without expressly prohibiting their use in a microprocessor product that implements the same or substantially the same native instruction set as the Crusoe Product, so long as such technology or Crusoe IPR represents significantly less than the full microprocessor functionality of the Crusoe Product; both (a) and (b) without liability or obligation to Culturecom of any kind.
     2.3 Exercise of Have Made Rights. Culturecom acknowledges that any exercise of its “have made” rights under Section 2.1 is expressly contingent upon Culturecom entering into a written agreement with its contract manufacturer(s), which agreement contains provisions that protect Crusoe IPR to at least the same extent as the terms and conditions of this Agreement.
     2.4 Reservation of Rights. No rights or licenses are granted in the Crusoe Product or to Transmeta IPR by implication, estoppel or otherwise, except as expressly set forth herein. Culturecom’s rights in the Crusoe Product and to Transmeta IPR are limited to those expressly granted in this Agreement. Culturecom’s rights granted under this Section 2 do not include any Transmeta IPR that is not incorporated in the Crusoe Product in the form distributed by Transmeta as of the Closing Date. For avoidance of doubt, any Transmeta patent rights that would not be infringed by the Crusoe Product in the form distributed by Transmeta as of the Closing Date are not licensed to Culturecom under this Section 2.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

3. LICENSE FOR EFFICEON PRODUCT
     3.1 License Grant. Subject to Culturecom’s compliance with the terms and conditions of this Agreement, Transmeta hereby grants to Culturecom, during the term of this Agreement (which term shall be perpetual except if early terminated under Section 11.2), a nontransferable (except as provided in Section 12.1), royalty-bearing license (without the right to sublicense, except to Authorized Sublicensees, as specified in Section 6.1) under all of the Efficeon IPR:
          (a) to use the Efficeon Design Deliverables internally at Culturecom for the sole purpose of developing Efficeon Licensed Products;
          (b) on an exclusive basis (except as provided in Section 3.2), during the Efficeon Product License Term, to make or have made Efficeon Licensed Products that are standalone microprocessor chips in China;
          (c) on a non-exclusive basis, during the Efficeon Product License Term to make or have made Efficeon Licensed Products that are systems on a chip in China, and after the Efficeon Product License Term, to make or have made the Efficeon Licensed Products (including both standalone microprocessor chips and systems on a chip) in China;
          (d) on a non-exclusive basis, during and after the Efficeon Product License Term, to make or have made the Efficeon Licensed Products in Taiwan;
          (e) on an exclusive basis (except as provided in Section 3.2), during the Efficeon Product License Term, to distribute and sell those Efficeon Licensed Products that are standalone microprocessor chips only to Chinese Market Purchasers and/or Chinese Domestic Companies; and
          (f) on a non-exclusive basis, after the Efficeon Product License Term, to distribute and sell those Efficeon Licensed Products that are standalone microprocessor chips only to Chinese Market Purchasers and/or Chinese Domestic Companies; and
          (g) on a non-exclusive basis, during and after the Efficeon Product License Term, to distribute and sell those Efficeon Licensed Products that are systems on a chip only to Chinese Market Purchasers and/or Chinese Domestic Companies.
     “Chinese Market Purchaser” means an entity that (i) purchases the Efficeon Licensed Product from Culturecom solely for incorporation into a value-added product (e.g., a computer) designed by the entity; (ii) takes delivery of the Efficeon Licensed Product at a location in the China Environs and incorporates the Efficeon Licensed Product into the value-added product at a location in the China Environs; and (iii) sells the value-added product only to end users of the value-added product located in China. “China Environs” means Indonesia, Malaysia, Singapore, Vietnam, Thailand, Cambodia, Laos, Korea and Taiwan, provided that Culturecom has obtained the applicable export licenses and government approvals.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     “Chinese Domestic Company” means an entity that (i) purchases the Efficeon Licensed Product from Culturecom solely for incorporation into a value-added product (e.g., a computer) designed by the entity and sold under any of the entity’s brand names; and (ii) for which more than fifty percent (50%) of the total combined voting power of the entity’s outstanding securities are (a) publicly traded on a recognized Chinese stock exchange (as of the date hereof, meaning the Hong Kong stock exchange, the Shanghai stock exchange and the Shenzhen stock exchange) or (b) owned by Chinese nationals or (c) owned by corporations registered in China that have not received any foreign (i.e., non-China) investment, as evidenced by classification of the corporation as a Chinese domestic company on the entity’s Chinese business license. For example, as of the date hereof, Chinese Domestic Company includes Lenovo; but does not include Dell, HP or any of their Chinese subsidiaries; any distributor or reseller of the Efficeon Licensed Product that does not design its own value-added product even if it is a Chinese domestic company; or any international procurement office.
     For avoidance of doubt, the licenses granted in this Section 3.1 do not give Culturecom any rights to use Transmeta’s intellectual property rights to create sub-130nm generation microprocessors. However, they also do not prohibit Culturecom from creating sub-130nm generation microprocessors so long as Culturecom does not use Transmeta’s intellectual property rights in doing so.
     3.2 Exclusivity Exceptions. Culturecom acknowledges and agrees the license rights granted to Culturecom under Section 3.1 will not be deemed to limit Transmeta from using any technology that comprises the Efficeon Product or from exercising any of the Efficeon IPR (or from granting to a third party the right to use such technology or from granting to a third party a license under any such Efficeon IPR), during the Efficeon Product License Term or thereafter, to design, develop, manufacture, sell, distribute or otherwise exploit any products based on such technology (including, without limitation, the Efficeon Product), as long as Transmeta (and such third parties) prohibits and does not during the Efficeon Product License Term (a) manufacture, or permit the manufacture of any 130nm generation Efficeon Product in China except by Culturecom or any Authorized Sublicensee or (b) distribute and sell, or permit the distribution and sale of, any 130nm generation Efficeon Product to any customers located in China, except by or through Culturecom or any Authorized Sublicensees. Without limiting the generality of the preceding sentence, Culturecom acknowledges and agrees that Transmeta expressly retains the right, during the Efficeon Product License Term or thereafter, to manufacture, distribute and sell (both directly or indirectly through third parties) any 90nm generation Efficeon Product anywhere, including in China, without liability or obligation to Culturecom of any kind.
     3.3 Exercise of Have Made Rights. Culturecom acknowledges that any exercise of its “have made” rights under Section 3.1 is expressly contingent upon Culturecom entering into a written agreement with its contract manufacturer(s), which agreement contains provisions that protect Efficeon IPR to at least the same extent as the terms and conditions of this Agreement.
     3.4 Reservation of Rights. No rights or licenses are granted in the Efficeon Product or to Transmeta IPR by implication, estoppel or otherwise, except as expressly set forth herein.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Culturecom’s rights in the Efficeon Product and to Transmeta IPR are limited to those expressly granted in this Agreement. Culturecom’s rights granted under this Section 3 do not include any Transmeta IPR that is not incorporated in the Efficeon Product in the form distributed by Transmeta as of the Closing Date. For avoidance of doubt, any Transmeta patent rights that would not be infringed by the Efficeon Product in the form distributed by Transmeta as of the Closing Date are not licensed to Culturecom under this Section 3.
     3.5 Extension to Sub-130nm Geometries. Upon Culturecom’s request, the parties will negotiate in good faith entering into a license or other collaborative agreement under which Culturecom would have the right to manufacture and/or sell a 90nm or other sub-130nm generation of the Efficeon Product. While the foregoing requires the parties to use good faith efforts to enter into an agreement, it shall not be deemed to obligate either party to enter into any such agreement.
     3.6 Extension in Geography. Upon Culturecom’s request, provided that Culturecom has met all of the Milestones set forth in Section 6.5, the parties will negotiate in good faith entering into a license or other collaborative agreement to expand the geographic scope of this Agreement. While the foregoing requires the parties to use good faith efforts to enter into an agreement, it shall not be deemed to obligate either party to enter into any such agreement.
4. LICENSE FOR CRUSOE CMS VERSION AND EFFICEON CMS VERSION
     4.1 License Grant for Efficeon CMS Version. Subject to Culturecom’s compliance with the terms and conditions of this Agreement, Transmeta hereby grants to Culturecom, during the term of this Agreement, a non-exclusive, nontransferable (except as provided in Section 12.1), royalty-free license (without the right to sublicense, except to Authorized Sublicensees as specified in Section 6.1):
          (a) to copy and distribute the Efficeon CMS Version, in binary code form, solely to Culturecom Efficeon Product Customers; and
          (b) to use the Efficeon CMS Version, in binary code form, to support use of the Efficeon CMS Version and the Efficeon Licensed Products by Culturecom Efficeon Product Customers.
     4.2 License Grant for Crusoe CMS Version. Subject to Culturecom’s compliance with the terms and conditions of this Agreement, Transmeta hereby grants to Culturecom, during the term of this Agreement, a non-exclusive, nontransferable (except as provided in Section 12.1), royalty-free license (without the right to sublicense, except to Authorized Sublicensees as specified in Section 6.1):
          (a) to copy and distribute the Crusoe CMS Version, in binary code form, solely to Culturecom Crusoe Product Customers; and
          (b) to use the Crusoe CMS Version, in binary code form, to support use of the Crusoe CMS Version and the Crusoe Licensed Products by Culturecom Crusoe Product Customers.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     4.3 License Agreement for Crusoe CMS Version and Efficeon CMS Version. Culturecom may not distribute the Crusoe CMS Version or the Efficeon CMS Version to any Culturecom Efficeon Product Customer or Culturecom Crusoe Product Customer (collectively, “Culturecom Customers”) unless each such Culturecom Customer is subject to a written license agreement with Culturecom (each, a “Culturecom License Agreement”) that protects Transmeta and Transmeta’s intellectual property rights to at least the same degree as Transmeta’s standard license agreement for the Code Morphing Software, a copy of which is attached to this Agreement as Exhibit C. Without limiting the foregoing, each Culturecom License Agreement must, at a minimum: (a) name Transmeta as an express third-party beneficiary under the Culturecom License Agreement, with a right to enforce the terms of the Culturecom License Agreement directly against the Culturecom Customer; (b) prohibit the Culturecom Customer from disassembling, decompiling or reverse engineering the binary code of the Crusoe CMS Version or the Efficeon CMS Version, as applicable; (c) make no representations or warranties on behalf of Transmeta; and (d) contain provisions that protect Transmeta’s Confidential Information in a manner that is consistent, in scope and extent, with the provisions of Section 9 hereof. Culturecom will use its commercially reasonable efforts to enforce the terms of each Culturecom License Agreement and will promptly notify Transmeta of any material breach of such agreement of which Culturecom becomes aware.
     4.4 Limitations on License. Culturecom may not use, copy or modify the Crusoe CMS Version or the Efficeon CMS Version, except as expressly set forth in Section 4.1 or 4.2, as applicable. Culturecom may not transfer, sublicense, rent, lease or otherwise distribute the Crusoe CMS Version or the Efficeon CMS Version to any third party, except as expressly set forth in Section 4.1 or 4.2, as applicable. Without limiting the generality of the preceding sentence, Culturecom will not distribute or otherwise make available the Crusoe CMS Version or the Efficeon CMS Version to any party that is not a Culturecom Crusoe Product Customer or a Culturecom Efficeon Product Customer, as the case may be. Culturecom acknowledges that the Crusoe CMS Version and the Efficeon CMS Version constitute and contain trade secrets of Transmeta and its licensors, and, in order to protect such trade secrets and other interests that Transmeta and its licensors may have in the Crusoe CMS Version and the Efficeon CMS Version, Culturecom agrees not to disassemble, decompile or reverse engineer the Crusoe CMS Version and the Efficeon CMS Version nor permit any third party to do so, except to the minimum extent permitted by applicable law.
     4.5 Reservation of Rights. No rights or licenses are granted in the Crusoe CMS Version and the Efficeon CMS Version by implication, estoppel or otherwise, except as expressly set forth herein. Culturecom’s rights in the Crusoe CMS Version and the Efficeon CMS Version are limited to those expressly granted in this Agreement.
     4.6 Source Code Escrow for Code Morphing Software. Within thirty (30) calendar days following the Closing Date, the parties will enter into a source code escrow agreement substantially in the form set forth in Exhibit D hereto (“Escrow Agreement”). Culturecom will pay the escrow agent’s fees for establishing and maintaining the Escrow Agreement. The Escrow Agreement will require Transmeta to deposit into escrow the items specified in Exhibit F (collectively, the “Escrowed Items”). The Escrow Agreement will provide Culturecom with the right to obtain the

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Escrowed Items solely in the event of the occurrence of any of the following conditions: (i) Transmeta ceases its entire business with no successor; or (ii) any bankruptcy trustee or debtor-in-possession with respect to Transmeta, or the estate created upon the bankruptcy of Transmeta, rejects the Services Agreement (each, a “Release Condition”). Upon release of the Escrowed Items from escrow, Culturecom will have the right to use such Escrowed Items, without the right to sublicense except to Authorized Sublicensees (as specified in Section 6.1), solely for the purposes of (a) enabling Culturecom to make modifications, derivative works and enhancements of the Crusoe CMS Version and the Efficeon CMS Version to support Culturecom’s authorized use of the Crusoe CMS Version and the Efficeon CMS Version pursuant to Sections 4.1 and 4.2 hereof, and (b) enabling Culturecom to support Culturecom’s authorized use of the other Escrowed Items as set forth in this Agreement and the Asset Purchase Agreement.
     4.7 Trademark License for CMS Marks. Subject to Culturecom’s compliance with the terms and conditions of this Agreement, Transmeta hereby grants to Culturecom, during the term of this Agreement, a non-exclusive, non-transferable license (without the right to sublicense, except to Authorized Sublicensees as specified in Section 6.1) to use the CMS Marks solely in connection with Culturecom’s marketing, promotion, and distribution of the Efficeon CMS Version and the Crusoe CMS Version, as permitted under Sections 4.1 and 4.2 of this Agreement, respectively. Any use of the CMS Marks by Culturecom must correctly attribute ownership of such mark to Transmeta and must be in accordance with applicable law and Transmeta’s then-current trademark usage guidelines provided to Culturecom in writing. Culturecom acknowledges and agrees that Transmeta owns the CMS Marks and that any and all goodwill and other proprietary rights that are created by or that result from Culturecom’s use of the CMS Marks hereunder inure solely to the benefit of Transmeta. Culturecom will at no time contest or aid in contesting the validity or ownership of the CMS Marks or take any action in derogation of Transmeta’s rights therein, including, without limitation, applying to register any trademark, trade name or other designation that is confusingly similar to any CMS Mark.
5. LICENSE FOR ANCILLARY TECHNOLOGY
     5.1 Crusoe Ancillary Technology. Subject to Culturecom’s compliance with the terms and conditions of this Agreement, Transmeta hereby grants to Culturecom, during the term of this Agreement, a non-exclusive, nontransferable (except as provided in Section 12.1), worldwide, royalty-free license (without the right to sublicense, except to Authorized Sublicensees as specified in Section 6.1), under all Transmeta IPR incorporated in the Crusoe Ancillary Technology:
          (a) to use the Crusoe Ancillary Technology to make, have made, use, test and support the Crusoe Licensed Products;
          (b) subject to Section 5.3, to modify and create versions of the Crusoe Ancillary Technology that are customized for the Crusoe Licensed Products that Culturecom will manufacture (and have manufactured) and sell pursuant to this Agreement;
          (c) to use the Culturecom-customized Crusoe Ancillary Technology in connection with marketing and promoting the Crusoe Licensed Products; and

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          (d) to distribute and sublicense the Culturecom-customized Crusoe Ancillary Technology to potential and current Culturecom Customers.
     5.2 Efficeon Ancillary Technology. Subject to Culturecom’s compliance with the terms and conditions of this Agreement, Transmeta hereby grants to Culturecom, during the term of this Agreement, a non-exclusive, nontransferable (except as provided in Section 12.1), royalty-free license (without the right to sublicense, except to Authorized Sublicensees as specified in Section 6.1), under all Transmeta IPR incorporated in the Efficeon Ancillary Technology:
          (a) to use the Efficeon Ancillary Technology to make, have made, use, test and support the Efficeon Licensed Products;
          (b) subject to Section 5.3, to modify and create versions of the Efficeon Ancillary Technology that are customized for the Efficeon Licensed Products that Culturecom will manufacture (and have manufactured) and sell pursuant to this Agreement;
          (c) to use the Culturecom-customized Efficeon Ancillary Technology in connection with marketing and promoting the Efficeon Licensed Products; and
          (d) to distribute and sublicense the Culturecom-customized Efficeon Ancillary Technology to potential and current Culturecom Customers.
     5.3 Customization Conditions. Culturecom will ensure that, except as expressly authorized in this Agreement or otherwise agreed to in writing by Transmeta, it will delete or remove (or cause to be deleted or removed) all references to Transmeta or to any Transmeta products, product features or product specifications that are included in or that appearing on or in the Transmeta Ancillary Technology (other than those items of Transmeta Ancillary Technology identified in Exhibits A-3 or B-3 as “configuration tools”) as delivered by Transmeta to Culturecom hereunder, including, without limitation, any an all Transmeta trademarks, product names, trade names, logos, proprietary notices and other designations of source or attributions. Culturecom will be solely responsible for the content of the Culturecom-customized Crusoe Ancillary Technology and the Culturecom-customized Efficeon Ancillary Technology (collectively, the “Culturecom-customized Ancillary Technology”) and will indemnify and hold harmless Transmeta from any against any claims, damages, losses and liabilities incurred by Transmeta arising out of or resulting from Culturecom’s use, marketing, promotion, distribution or any other exploitation of the Culturecom-customized Ancillary Technology (or any portion or component thereof).
     5.4 Limitations on License. Culturecom may not use or copy the Transmeta Ancillary Technology except as expressly set forth in Sections 5.1 and 5.2. To the extent any Transmeta Ancillary Technology consists of software or firmware in binary code, Culturecom acknowledges that such software or firmware constitutes and contains trade secrets of Transmeta and its licensors. Accordingly, in order to protect such trade secrets and other interests that Transmeta and its licensors may have in such software and firmware, Culturecom expressly agrees not to disassemble, reverse engineer and/or reverse compile such software or firmware, except to the minimum extent permitted by applicable law.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     5.5 Reservation of Rights. No rights or licenses are granted in the Transmeta Ancillary Technology by implication, estoppel or otherwise, except as expressly set forth herein. Culturecom’s rights in the Transmeta Ancillary Technology are limited to those expressly granted in this Agreement.
6. OTHER OBLIGATIONS AND RIGHTS
     6.1 Sublicensing. Culturecom may sublicense the license rights granted to Culturecom under Sections 2.1, 3.1, 4.1, 4.2, 4.6, 4.7, 5.1 and 5.2 only to Culturecom Affiliates, TransChina and TransChina Affiliates; provided; that, in each instance, Culturecom has requested and obtained Transmeta’s approval, such approval not be unreasonably withheld or delayed (each, individually, an “Authorized Sublicensee” and, collectively, the “Authorized Sublicensees”); provided, further, that Culturecom executes a written sublicense agreement with the Authorized Sublicensee (the “Sublicense Agreement”) that protects Transmeta and Transmeta’s intellectual property rights to at least the same degree as the terms and conditions of this Agreement. Without limiting the foregoing, the Sublicense Agreement must: (i) name Transmeta as an express third-party beneficiary thereunder with the right to enforce the terms of the Sublicense Agreement directly against the Authorized Sublicensee; and (ii) contain provisions that protect Transmeta’s Confidential Information in a manner that is consistent, in scope and extent, with the provisions of Section 9 hereof. Culturecom will be jointly and severally liable with the Authorized Sublicensee for any breach by the Authorized Sublicensee of the terms of the Sublicense Agreement. As of the Closing Date, Transmeta approves of the following as Authorized Sublicensees: Culturecom Holdings, Ltd., a Bermuda company; TransChina, a Delaware corporation; and TransChina China Ltd., a People’s Republic of China corporation.
     6.2 Delivery. Promptly following the Closing, Transmeta will deliver or make available to Culturecom: (i) the items specified in Exhibits A-1 and B-1 that comprise the Crusoe General Design Deliverables and the Efficeon Design Deliverables, in an appropriate and reasonable medium and in the appropriate format(s) for each such item; (ii) the items specified in Exhibits A-3 and B-3 that comprise the Crusoe Ancillary Technology and the Efficeon Ancillary Technology, in an appropriate and reasonable medium and in the appropriate format(s) for each such item; and (iii) a copy of the Crusoe CMS Version and the Efficeon CMS Version, in binary code form (the items described in the preceding clauses (i) to (iii) are referred to collectively as the “Transmeta Deliverables”). Except as set forth in Section 4.6 or as otherwise agreed to in writing by the parties or the Services Agreement, Transmeta will have no obligation to provide Culturecom with any updates, enhancements or improvements to the to any of the Transmeta Deliverables, or with any engineering services, support services or training with respect to the use of any of the foregoing, regardless of whether Culturecom is able to successfully manufacture or have manufactured a Crusoe Licensed Product or an Efficeon Licensed Product.
     6.3 Third-Party Technology. Culturecom acknowledges and agrees that, except as expressly provided in this Agreement, it will be solely responsible for obtaining, at Culturecom’s expense, a license for any third-party technology or products necessary to make and have manufactured the Efficeon Product. To Transmeta’s knowledge, Exhibit B-4 is a complete listing of

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

all third party technology or products used by Transmeta that is necessary to make or have manufactured the Efficeon Product as of the date hereof.
     6.4 No Branding Rights. The parties acknowledge and agree that, except as expressly set forth in Section 4.7, nothing in this Agreement will be deemed to grant to either party any rights or licenses in any of the other party’s trademarks, trade names, logos, service marks or other designations of source.
     6.5 Milestones. Culturecom will: (a) manufacture (or have manufactured) at any foundry in China or Taiwan one (1) or more functional prototypes of the Crusoe Product within one (1) year following receipt of all applicable export control-related approvals for China or Taiwan, as applicable; and (b) manufacture (or have manufactured) at any foundry in China one (1) or more functional prototypes of the Crusoe Product within two (2) year following receipt of all applicable export control-related approval for China or Taiwan, as applicable (the foregoing clauses (a) and (b), the “Milestones”). Except as provided in this Section 6.5, if Culturecom does not satisfy either Milestone, then within thirty (30) calendar days following notice from Transmeta with respect to such a failure, as Transmeta’s sole remedy for such failure, Culturecom shall pay Transmeta one million dollars (US$1,000,000) (“Milestone Failure Payment”); provided, however, that if Culturecom’s failure to satisfy a Milestone directly results from any material breach by Transmeta to timely perform the Services as defined in the [design transfer] SOW to the Services Agreement, then the time period for satisfying the Milestone shall be extended by the number of days by which Transmeta was late in performing its Services.
     6.6 Marketing Indemnity. Culturecom will be responsible for its efforts to commercialize the Crusoe Licensed Products and the Efficeon Licensed Products under this Agreement and will indemnify and hold harmless Transmeta from any against any claims, damages, losses and liabilities incurred by Transmeta arising out of or resulting from Culturecom’s use, marketing, promotion, distribution or any other exploitation of the Crusoe Licensed Products or the Efficeon Licensed Products (or any portion or component thereof).
     6.7 TSMC Manufacturing. As of the Closing, subject to TSMC’s approval and at no additional cost to Culturecom, Transmeta will authorize TSMC to use Transmeta’s mask sets for the Crusoe Product and for the Efficeon Product for the purpose of manufacturing Crusoe Products and Efficeon Products for Culturecom as authorized under this Agreement. Transmeta retains title to the mask sets.
7. PAYMENT
     7.1 License Fee. In partial consideration for the license rights granted by Transmeta under Sections 2.1 and 3.1, Culturecom will pay Transmeta a one-time license fee equal to ten million dollars (US$10,000,000) (the “License Fee”). The License Fee will be deposited into the Escrow Fund no later than the twenty-first (21st) Business Day following the execution of the Asset Purchase Agreement. Culturecom shall, on the Closing Date, authorize the Escrow Agent to deliver the License Fee to Transmeta. The License Fee is in addition to the Cash Consideration delivered under the Asset Purchase Agreement. The License Fee is non-refundable and non-recoupable, and

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

is not creditable against royalties which may become payable by Culturecom under Section 7.2. Payment of the License Fee is guaranteed by Culturecom Holdings, Ltd., as specified in that certain Guarantee agreement entered into between Transmeta and Culturecom Holdings, Ltd. on the same date as this Agreement. If the Closing has not occurred by the Termination Date (as defined in the Asset Purchase Agreement), Transmeta shall authorize the Escrow Agent to return the License Fee to Culturecom.
     7.2 Royalties. Culturecom will pay Transmeta non-refundable royalties equal to * * * of Culturecom’s or its Authorized Sublicensee’s Net Sales (defined herein) from Culturecom’s or its Authorized Sublicensee’s sales of the Crusoe Licensed Products and the Efficeon Licensed Products. For purposes hereof “Net Sales” means the sales price received by Culturecom or its Authorized Sublicensee from a third-party buyer in a bona fide, arm’s-length transaction, excluding any packing, shipping, insurance charges, import, export, excise, sales, use, value-added taxes, and customs duties, and reduced, in each case, by actual returns and discounts actually given (other than discounts related to the manner and terms of payment). Royalties will accrue upon the earlier of the date of shipment or the date of invoice. No royalty will accrue for units of the Crusoe Licensed Products or the Efficeon Licensed Products shipped as a replacement for any defective products or shipped by Culturecom or its Authorized Sublicensee as sample shipments without any charge to a Culturecom Customer.
     7.3 Payment Terms. Within * * * after: (i) the end of each calendar quarter during the term of this Agreement in which the royalty accrues and (ii) the termination of this Agreement, Culturecom will submit to Transmeta the payment of royalties due as shown in the Royalty Report (defined in Section 7.7). All payments specified in this Agreement shall be made in U.S. dollars by wire transfer to the bank account to be separately designated in writing by Transmeta.
     7.4 Interest and Other Payment Terms. Any payments made * * * after the applicable due date will incur interest at the rate of * * *.
     7.5 Taxes. All amounts payable by Culturecom under this Agreement are net amounts and are payable in full, without deduction for taxes or duties of any kind. Culturecom will be responsible for, and will promptly pay, all taxes and duties of any kind (including, but not limited to, sales, use and withholding taxes) associated with this Agreement or the royalty payments made by Culturecom hereunder, except for taxes based on Transmeta’s net income. If Transmeta is required to collect, or pays on Culturecom’s behalf, any taxes or duties for which Culturecom is responsible, then Culturecom will pay or reimburse Transmeta, as the case may be, for all such amounts. If Culturecom pays any withholding taxes based on the payments made by Culturecom to Transmeta hereunder, then Culturecom will furnish Transmeta with written documentation of all such tax payments, including receipts and other customary documentation.
     7.6 Records. For a period of one (1) year after the later date that each royalty payment is due or is made under this Agreement, Culturecom will maintain complete and accurate books, records and accounts as are reasonably necessary to verify the royalty payments made by Culturecom hereunder.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     7.7 Reports. Within * * * after (i) the end of each calendar quarter during the term of this Agreement and (ii) the termination of this Agreement, Culturecom will furnish to Transmeta a written report specifying the royalties owed for the relevant period (each such report, a "Royalty Report”). If no royalties are due, that fact will be shown on such Royalty Report. The content, form and format of such Royalty Reports will be as mutually agreed to by the parties.
     7.8 Audit. During the term of this Agreement and for a period of * * *, upon at least thirty (30) calendar days prior written notice to Culturecom, Transmeta will have the right to authorize a certified public accounting firm, as reasonably approved by Culturecom, to audit Culturecom’s books, records, and accounts, and other relevant information for the purpose of verifying the accuracy of the amount of royalties reported by Culturecom pursuant to Section 7.7; provided that such audit shall be conducted during Culturecom’s normal business hours of Culturecom and no more frequently than once a year. If the accounting firm concludes that additional amounts were owed during the audited period, Culturecom will pay such additional amounts plus interest calculated in accordance with Section 7.4 within * * * of the date Transmeta delivers the accounting firm’s written report to Culturecom. Transmeta will pay the fees and expenses charged by the accounting firm; provided however, if the audit discloses that the royalties payable by Culturecom for the audited period are * * *, then Culturecom will reimburse Transmeta for * * *.
8. WARRANTIES
     8.1 Mutual Warranties. Each party represents and warrants to the other party that it has the necessary corporate power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement, and to grant the rights herein granted.
     8.2 Warranty Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8.1, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRANSMETA SPECIFICALLY AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR CONDITIONS WITH RESPECT TO THE CRUSOE PRODUCT, EFFICEON PRODUCT, CRUSOE DESIGN DELIVERABLES, EFFICEON DESIGN DELIVERABLES, CRUSOE CMS VERSION, EFFICEON CMS VERSION, TRANSMETA ANCILLARY TECHNOLOGY AND ALL TRANSMETA DELIVERABLES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY OR NON-INFRINGEMENT.
9. CONFIDENTIAL INFORMATION
     9.1 Confidential Information. “Transmeta Confidential Information” means: (i) the Crusoe General Design Deliverables, Efficeon Design Deliverables, Crusoe CMS Version, Efficeon CMS Version, Transmeta Ancillary Technology, and all Transmeta Deliverables; and (ii) any business or technical information that Transmeta desires to protect against unauthorized use or disclosure that: (a) is disclosed in writing and is identified and/or marked by Transmeta as “confidential information” at the time of disclosure; or (b) is disclosed in any other manner and,

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

under the circumstances of disclosure or due to the nature of the information, a person exercising reasonable business judgment would understand to be confidential or proprietary. In addition to the foregoing, the terms and conditions of this Agreement will be deemed to be the confidential information of both parties.
     9.2 Use and Disclosure Restrictions. Culturecom will not use any Transmeta Confidential Information except for the purposes of exercising its rights hereunder, and will not disclose any Transmeta Confidential Information to any third party except to Authorized Sublicensees and their respective employees and contractors (including Culturecom’s or any Authorized Sublicensee’s foundries) as is reasonably required in connection with the exercise of its rights hereunder (and, in case of any contractors, only subject to binding use and disclosure restrictions at least as protective as those set forth herein to be executed in writing by such contractors). Culturecom will use all reasonable efforts to protect and to maintain the confidentiality of all Transmeta Confidential Information in its possession or control by using the efforts that Culturecom ordinarily uses with respect to its own proprietary information of similar nature and importance, but in no event less than reasonable efforts.
     9.3 Exclusions. The obligations set forth in Section 9.2 will not apply to any information that: (i) is or becomes generally known to the public through no fault or breach of this Agreement by Culturecom; (ii) Culturecom can document was rightfully known to Culturecom at the time of disclosure without an obligation of confidentiality; (iii) Culturecom can document was independently developed by Culturecom without use of any Transmeta Confidential Information; or (iv) Culturecom rightfully obtains from a third party without restriction on use or disclosure.
     9.4 Disclosure of Agreement. Nothing in this Agreement will restrict either party from disclosing the terms of this Agreement: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the party required to make such a disclosure gives reasonable notice to the other party, to the extent reasonably practicable, so that the other party may contest such an order or requirement; (ii) on a confidential basis to its legal or professional financial advisors; (iii) as required under applicable securities regulations; and (iv) subject to execution of reasonable and customary written confidentiality agreements consistent with the restrictions set forth herein, to present or future providers of capital and/or potential investors in or acquirers of such party or its assets associated with the subject matter of this Agreement.
10. LIMITATIONS OF LIABILITY
     10.1 Exclusion of Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF USE, DATA, BUSINESS, PROFITS, OR GOODWILL) IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR THE USE, PERFORMANCE OR OPERATION OF THE CRUSOE LICENSED PRODUCTS, EFFICEON LICENSED PRODUCTS, CRUSOE CMS VERSION, EFFICEON CMS VERSION, TRANSMETA ANCILLARY TECHNOLOGY OR TRANSMETA DELIVERABLES, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT,

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, AND WHETHER OR NOT TRANSMETA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIMITATIONS IN THIS SECTION 10.1 SHALL NOT APPLY TO EITHER PARTY’S BREACH OF THE CONFIDENTIALITY OBLIGATIONS OF SECTION 9; CULTURECOM’S UNAUTHORIZED USE OF ANY TRANSMETA DELIVERABLES, TECHNOLOGY OR INTELLECTUAL PROPERTY RIGHTS; OR CULTURECOM’S INDEMNITY OBIGATION UNDER SECTION 6.6.
     10.2 Total Liability. IN NO EVENT WILL EITHER PARTY’S TOTAL LIABILITY TO THE OTHER PARTY AND TO ANY OTHER PARTY IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, FROM ALL CAUSES OF ACTION AND THEORIES OF LIABILITY, EXCEED * * *. THE LIMITATIONS IN THIS SECTION 10.2 SHALL NOT APPLY TO EITHER PARTY’S BREACH OF THE CONFIDENTIALITY OBLIGATIONS OF SECTION 9; CULTURECOM’S UNAUTHORIZED USE OF ANY TRANSMETA DELIVERABLES, TECHNOLOGY OR INTELLECTUAL PROPERTY RIGHTS; CULTURECOM’S FAILURE TO PAY AMOUNTS DUE UNDER THIS AGREEMENT; OR CULTURECOM’S INDEMNITY OBIGATION UNDER SECTION 6.6.
     10.3 Acknowledgment. Each party acknowledges that the other party has entered into this Agreement in reliance on the above limitations of liability, and that the same constitutes a material basis of the bargain between the parties. The parties have agreed that the limitations specified above will survive any termination of this Agreement and will apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.
11. TERMINATION
     11.1 Term. This Agreement (and all of Culturecom’s license rights hereunder) will commence as of the Closing Date and will remain in force unless terminated in accordance with Section 11.2.
     11.2 Termination for Cause. Either party may terminate this Agreement if the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) calendar days following receipt of written notice from the non-breaching party.
     11.3 No Termination for Change of Control. Transmeta expressly acknowledges that it will have no right to terminate this Agreement or any of the license rights granted to Culturecom hereunder as a result of Transmeta undergoing a Change of Control (as defined herein). For purposes hereof, “Change of Control” of Transmeta means (i) a change in ownership or control of Transmeta effected through the direct or indirect acquisition by any person or related group of persons; (ii) a merger or consolidation in which Transmeta is not the surviving entity; (iii) the sale, transfer or other disposition of all or substantially all of the assets of Transmeta; or (iv) any reverse merger in which Transmeta is a party.
     11.4 Effect of Termination. Upon the termination of this Agreement by either party pursuant to Section 11.2: (i) all licenses and rights granted to Culturecom hereunder will

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

immediately terminate; and (ii) Culturecom will promptly return to Transmeta the Crusoe General Design Deliverables, Efficeon Design Deliverables, Crusoe CMS Version, Efficeon CMS Version, Transmeta Ancillary Technology and Transmeta Deliverables, and other Transmeta Confidential Information in Culturecom’s possession or control and provide Transmeta with an officer’s written certification, certifying to Culturecom’s compliance with the foregoing obligation.
     11.5 Survival. The rights and obligation of the parties under Sections 7, 8, 9, 10, 11.4, 11.5 and 12 will survive any termination of this Agreement.
12. GENERAL
     12.1 Assignment. Culturecom may not assign or transfer this Agreement, or any of the rights or licenses granted to Culturecom hereunder by operation of law or otherwise, without the express prior written consent of Transmeta, which consent will not be unreasonably withheld, except that Culturecom may assign or transfer this Agreement without consent to an Authorized Sublicensee provided that Culturecom provides written notice to Transmeta within ten (10) days of the assignment or transfer, identifying the Authorized Sublicensee and providing a certification of compliance with export control if applicable. Any attempted assignment or transfer without such consent will be null and of no effect. Transmeta may assign or transfer this Agreement in its sole discretion. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of, and be enforceable by the parties’ respective successors and permitted assigns. For purposes of this Section 12.1, (a) a Change of Control of Culturecom will be deemed to be an assignment; and (b) a Change of Control of Culturecom means (i) a change in ownership or control of Culturecom effected through the direct or indirect acquisition by any entity or related group of entities of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of Culturecom’s outstanding securities; (ii) a merger or consolidation in which Culturecom is not the surviving entity; (iii) the sale, transfer or other disposition of all or substantially all of the assets of Culturecom; or (iv) any reverse merger in which Culturecom is a party.
     12.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws rules or principles. The parties expressly disclaim the application of the U.N. Convention on Contracts for the International Sale of Goods.
     12.3 Compliance with Laws. Each party will comply with all laws and regulations applicable to such party’s performance of this Agreement. Without limiting the generality of the foregoing, each party will comply fully with all relevant export laws and regulations of the United States and all other countries having competent jurisdiction (“Export Laws") to ensure that neither the Crusoe Licensed Products, Efficeon Licensed Products, Crusoe CMS Version, Efficeon CMS Version, Transmeta Ancillary Technology, Transmeta Deliverables nor any direct product of any of the foregoing or any technical data related thereto is: (i) exported or re-exported directly or indirectly in violation of Export Laws; or (ii) used for any purposes prohibited by the Export Laws, including, but not limited to, nuclear, chemical, or biological weapons proliferation.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     12.4 Equitable Relief. Culturecom acknowledges and agrees that any breach of Section 9 or any breach of this Agreement with respect to Transmeta’s intellectual property rights in and to the Crusoe Product, Efficeon Product, Crusoe CMS Version, Efficeon CMS Version, Transmeta Ancillary Technology, Transmeta Deliverables or other Transmeta Confidential Information may cause Transmeta to incur irreparable harm and significant injury that would be difficult to ascertain and would not be compensable by damages alone. Accordingly, Culturecom acknowledges and agrees that, in addition to any and all remedies that Transmeta may have at law or otherwise with respect to such a breach, Transmeta will have the right to obtain specific performance, injunction or other appropriate equitable relief.
     12.5 Severability. In the event that it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement will remain in full force and effect and bind the parties according to its terms.
     12.6 Waiver. No failure by either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights, and no waiver of a breach in a particular situation will be held to be a waiver of any other or subsequent breach.
     12.7 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally or (ii) three (3) business days after deposit with an internationally recognized express courier. All notices shall be sent to the address set forth as follows (or to such other address or person as may be designated by a party by giving written notice to the other party pursuant to this Section):

If to Culturecom:

Culture.com Technology Limited
The Penthouse, Culturecom Centre
47 Hung To Road, Kwun Tong,
Kowloon, Hong Kong
Attention: Mr. Frank W.T. Cheung, Chairman and CEO

Telephone No.: (852) 2950-8811
Facsimile No.: (852) 2345-3882

With a copy, which will not constitute notice, given in the manner prescribed above, to:

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Coblentz, Patch, Duffy & Bass LLP
One Ferry Building, Suite 200
San Francisco, California 94111
USA
Attention: Paul J. Tauber
Telephone No.: (415) 391-4800
Facsimile No.: (415) 989-1663

If to Transmeta:

Transmeta Corporation
3990 Freedom Circle
Santa Clara, CA 95054
Attention: General Counsel
Telephone No.: (408) 919-3000
Facsimile No.: (408) 919-6564

With a copy, which will not constitute notice, given in the manner prescribed above, to:

Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention: Mark A. Leahy
Telephone No.: (650) 988-8500
Facsimile No.: (650) 938-5200
Any party may alter its notice address by notifying the other parties of such change of address in conformity with the provisions of this section.
     12.8 Entire Agreement. This Agreement, including its exhibits, and the Asset Purchase Agreement constitute the complete and exclusive understanding and agreement between the parties relating to the subject matter hereof and supersede all contemporaneous and prior understandings, agreements and communications (both written and oral) relating to its subject matter. No modifications, alterations or amendments will be effective unless in writing signed by duly authorized representatives of both parties.
     12.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     12.10 Confirmation of Culturecom’s License Rights. The parties acknowledge that the licenses granted in this Agreement to Culturecom are licenses for “intellectual property” as defined in Section 101(56) of the U.S. Bankruptcy Code (the “Bankruptcy Code”), that this Agreement is

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

governed by Section 365(n) of the Bankruptcy Code. Without limiting the foregoing, the parties agree that in the event that any bankruptcy proceeding is filed by or against Transmeta, and the bankruptcy trustee or debtor-in-possession rejects this Agreement, then Culturecom will have the right to exercise all rights provided in Section 365(n) of the Bankruptcy Code, including the right to retain its license rights granted hereunder and any agreement supplementary and/or ancillary to this Agreement, including, but not limited to, the Escrow Agreement, subject to Culturecom’s ongoing payment of royalties payable hereunder.
     12.11 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the courts of the State of California, County of Santa Clara, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Northern District of California. Each of the parties consents to the exclusive jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
[signature page follows]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives.

CULTURE.COM TECHNOLOGY LIMITED		TRANSMETA CORPORATION

By:	/s/ Frank W. T. Cheung	By:	/s/ Arthur L. Swift

Name:	Frank W. T. Cheung	Name:	Arthur L. Swift
Title:	Chairman and Chief Executive Officer	Title:	President and CEO
Date:	27th May, 2005	Date:	5-26-05

EXHIBITS

Exhibit A-1	Crusoe General Design Deliverables

Exhibit A-2	Crusoe CMS Version

Exhibit A-3	Licensed Crusoe Ancillary Technology

Exhibit B-1	Efficeon Design Deliverables

Exhibit B-2	Efficeon CMS Version

Exhibit B-3	Efficeon Ancillary Technology

Exhibit B-4	Efficeon Third-Party Technology

Exhibit C	Transmeta Code Morphing Software License Agreement

Exhibit D	Source Code Escrow Agreement

Exhibit E	CMS Marks

Exhibit F	Escrowed Items
[signature page to License Agreement]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit A-1
Crusoe General Design Deliverables
The Crusoe Design Deliverables are the following materials for the Crusoe Product:
o	Layout/GDS2 file

o	Timing information and descriptions

o	Crusoe Verilog Code

o	Crusoe Schematics

o	Crusoe VLIW processor instruction set architecture documentation (ISA)

o	But excluding any of the above that are Crusoe Specific Design Deliverables under the Asset Purchase Agreement
The Crusoe Design Deliverables do not include the following:
o	Simulators or emulators of the processor

o	For the following third party items, Culturecom is solely responsible for obtaining, at Culturecom’s expense, a license to transfer these items to Culturecom and for Culturecom to use these items post-transfer. If Culturecom obtains the third party vendor’s consent for Transmeta to transfer the relevant item to Culturecom before Closing, then the item will be transferred to Culturecom simultaneously with the transfer of the Crusoe Design Deliverables. If Culturecom does not obtain this consent before Closing, then these items will not be transferred to Culturecom:
1.	* * *.

2.	* * *.
o	The Crusoe Design Deliverables may include the following technology that may be deemed proprietary to a third party. Culturecom is solely responsible for obtaining, at Culturecom’s expense, any license (if any) for Culturecom to use these items post-transfer.
1.	* * *.

2.	* * *.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit A-2
Crusoe CMS Version
The “Crusoe CMS Version” is the Crusoe-CMS version * * *.
Deliverables for the Crusoe CMS Version are the following:
•	CMS Binary image including:
o	Licensed CMS version and on-ROM backup CMS

o	Default OEM configuration table

o	CMS bootloader
The Crusoe CMS Version excludes the following, except where specifically provided in this Agreement:
o	Crusoe Code Morphing Software source code

o	Simulators or emulators of the processor or CMS

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit A-3
Licensed Crusoe Ancillary Technology
Configuration Tools
•	* * *

•	* * *
Materials Related to Manufacturing
•	* * *

•	* * *

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit B-1
Efficeon Design Deliverables
The Efficeon Design Deliverables are the following materials for the Efficeon Product:
o	Layout/GDS2 file

o	Timing information and descriptions

o	Efficeon Verilog Code

o	Efficeon Schematics
The Efficeon Design Deliverables do not include the following:
o	Simulators or emulators of the processor

o	Efficeon VLIW processor instruction set architecture documentation (ISA)

o	For the following third party items, Culturecom is solely responsible for obtaining, at Culturecom’s expense, a license to transfer these items to Culturecom and for Culturecom to use these items post-transfer. If Culturecom obtains the third party vendor’s consent for Transmeta to transfer the relevant item to Culturecom before Closing, then the item will be transferred to Culturecom simultaneously with the transfer of the Efficeon Design Deliverables. If Culturecom does not obtain this consent before Closing, then these items will not be transferred to Culturecom:
1.	* * *.

2.	* * *.

3.	* * *.

4.	* * *
o	The Efficeon Design Deliverables may include the following technology that may be deemed proprietary to a third party. Culturecom is solely responsible for obtaining, at Culturecom’s expense, any license (if any) for Culturecom to use these items post-transfer.
1.	* * *.

2.	* * *.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit B-2
Efficeon CMS Version
The “Efficeon CMS Version” is the Efficeon-CMS version * * *
Deliverables for the Efficeon CMS Version are the following:
•	CMS Binary image including:
o	Licensed CMS version and on-ROM backup CMS

o	Default OEM configuration table

o	CMS bootloader
The Efficeon CMS Version excludes the following, except where specifically provided in this Agreement:
o	Efficeon Code Morphing Software source code

o	Simulators or emulators of the processor or CMS

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit B-3
Efficeon Ancillary Technology
Documents relating to the Efficeon Product/Efficeon CMS Version only:
•	Compatibility Reports

•	Efficeon data sheets and data book

•	Efficeon Application notes, where appropriate

•	Efficeon System Design Guide

•	Efficeon BIOS Programmer’s Guide

•	The Efficeon Ancillary Technology specifically excludes any rights to the following, except where specifically provided in the agreements:
o	Any documents relating to Efficeon processor versions or CMS versions other than those licensed by Culturecom

o	Any documents relating to 90nm Efficeon versions

o	Code Morphing Software source code

o	Efficeon VLIW processor instruction set architecture documentation or ISA

o	Simulators or emulators of the processor
Reference Designs or Boards
•	Efficeon 29x29 reference design: “Riviera” engineering board reference board
o	Including, as applicable, schematics, layout, BOM, and manufacturing instructions

o	Documentation
•	Hydrant: Debug and configuration interface board for Macraigor
o	Including, as applicable, schematics, layout, BOM, and manufacturing instructions

o	Documentation
•	Package design database for Efficeon 29x29mm package only

•	Socket Design for 29x29 package only
o	Socket Mechanical specifications

o	Elastomer technical information

o	Socket design and vendor information
Configuration Tools
•	* * *

•	* * *
Materials Related to Manufacturing
•	* * *

•	* * *

•	* * *

•	* * *

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

•	* * *

•	Board designs (including as applicable, schematics, layout, BOM, and manufacturing instructions) or contact information for the third party vendor for the following boards:
o	* * *

o	* * *

o	* * *

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit B-4
Efficeon Third-Party Technology
1. Third party circuit designs included in the Efficeon Product:
•	* * *.

•	* * *
2. * * * included in the Efficeon Product:
          The design information for the Efficeon Product (“Efficeon Design Information”) contains certain * * *. Transmeta cannot deliver the Efficeon Design Information containing * * * without Culturecom having appropriate consent from * * *. If Culturecom does not obtain permission from * * * before Closing, then Transmeta will deliver the Efficeon Design Information without * * *.
          The Efficeon Design Information embeds certain information (e.g. design rules) provided by * * * may be deemed proprietary by * * *.
3. BIOS used with the Efficeon Product
•	* * *
4. CAD tools
          Design information for chips, boards and packages will include various electronic files. Some electronic files include information for controlling CAD tools or otherwise editing or modifying data (“Scripts”). Some electronic files include design information or verification information (“Design Data Files”). Some electronic files include design information for generic components provided by a CAD tool vendor (“Vendor Library Files”). The Scripts, Design Data Files and Vendor Library Files may be formatted or structured in a manner specified by one or more CAD tools and deemed proprietary by one or more CAD tool vendors (“CAD Formats”). The Scripts, Design Data Files and Vendor Library Files may reference commands, library components or other interfaces deemed proprietary by one or more CAD tool vendors (“CAD Interfaces”). Transmeta does not represent that it owns or controls the intellectual property (if any) associated with the CAD Formats and CAD Interfaces embedded in, used by or referenced in the Scripts, Design Data Files and Vendor Library Files or that Culturecom will have all intellectual property rights necessary to use such CAD Formats or CAD Interfaces. The CAD tools used by Transmeta for the Efficeon Product and the Crusoe Product are listed below.
4.a. Third Party CAD Tools used in chip design
* * *:
* * *
* * *
* * *
* * *
* * *

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

* * *
* * *
* * *
* * *
* * *
* * *:
* * *
* * *
* * *
* * *
* * *
* * *
* * *:
* * *
* * *:
* * *
* * *:
* * *
* * *:
* * *
4.b. Third Party * * * used for board and package design
* * *
* * *
5. Limitation on Disclosure. The parties acknowledge that it is not feasible to produce a complete listing of all third party technology or products used by Transmeta that is necessary to make or have manufactured the Efficeon Product. Accordingly, this listing is limited to third party technology that is incorporated in the Efficeon Product and third party CAD tools used to design the Efficeon Product. The omission of any other third party technology or products shall not be construed as a breach of Section 6.3.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit C
Transmeta Code Morphing Software License Agreement
* * *
[Six-page Agreement]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit D
Source Code Escrow Agreement
Account Number ______________________
This Preferred Escrow Agreement (“Agreement”) is effective ______, 200______(the “Effective Date”), among DSI Technology Escrow Services, Inc. (“DSI”), ______(“Depositor”), and ______(“Preferred Beneficiary”), who collectively may be referred to in this Agreement as the parties (the “Parties”).
A. Depositor and Preferred Beneficiary have entered into a license agreement under which Depositor is licensing to Preferred Beneficiary a certain software product (the “Licensed Software”). (Such agreement is referred to in this Agreement as the “License Agreement”.)
B. Depositor desires to avoid the disclosure to Preferred Beneficiary of the source code for the Licensed Software, except under the limited circumstances specified in this Agreement.
C. Accordingly, Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the source code for the Licensed Software.
D. The Parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States Code (the “Bankruptcy Code”), Section 365(n).
ARTICLE 1 — DEPOSITS
1.1 Obligation to Make Deposit. Upon the execution of this Agreement by the Parties, Depositor shall deliver to DSI those materials that Depositor is required to deposit with DSI, as identified in the License Agreement, or, if, not identified in the License Agreement, as identified in Exhibit A. In either case, the materials to be deposited with DSI by Depositor will be referred to herein as the “Deposit Materials”. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation to either party with respect to the preparation, accuracy, execution or delivery of Exhibit A.
1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible medium upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the Parties regarding the status of the account as required in Section 2.2 below.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.3 Acceptance of Deposit. When DSI receives the Deposit Materials, DSI will conduct a deposit inspection. If DSI determines upon completion of the deposit inspection that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, then DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will: (a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) mail a copy of Exhibit B to Depositor and Preferred Beneficiary, as so annotated. DSI’s acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary’s notice that the Deposit Materials have been received and accepted by DSI. Other than DSI’s inspection of the Deposit Materials, DSI shall have no obligation to verify the accuracy, completeness, functionality, performance or non-performance of the Deposit Materials. No acceptance by DSI of delivery of any Deposit Materials under this Section 1.3 shall relieve Depositor of its obligation under this Agreement to fully tender to DSI the Deposit Materials.
1.4 Depositor’s Representations. Depositor represents as follows:
a.	Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

b.	With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

c.	As of the Effective Date, the Deposit Materials are not the subject of a lien or encumbrance; however, any liens or encumbrances made after the execution of this Agreement will not prohibit, limit, or alter the rights and obligations of DSI under this Agreement;

d.	The Deposit Materials consist of those materials identified either in the License Agreement or Exhibit A, as the case may be; and

e.	The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.
1.5 Available Verification Services. Upon receipt of a written request from Preferred Beneficiary, DSI and Preferred Beneficiary may enter into a separate agreement pursuant to which DSI will agree, upon certain terms and conditions, to inspect the Deposit Materials for the purpose of verifying its accuracy, completeness, sufficiency and quality. Depositor shall reasonably cooperate with DSI by providing its facilities, computer software systems, and technical and support personnel for verification whenever reasonably necessary. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI’s election, an independent contractor or company selected by DSI, may perform the verification; provided, that any such independent contractor or company: (i) is approved in advance in writing by Depositor, such approval not to be

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

unreasonably withheld or delayed; and (ii) is bound by a reasonable and customary confidentiality agreement entered into with DSI.
1.6 Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.
ARTICLE 2 — CONFIDENTIALITY AND RECORD KEEPING
2.1 Confidentiality. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available or use the Deposit Materials. DSI shall not disclose the terms of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the Parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal, including, but not limited to, notices delivered pursuant to Section 7.7 below.
2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history semi-annually.
ARTICLE 3 — RIGHT TO MAKE COPIES
3.1 Right to Make Copies. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including, but not limited to, the hardware and/or software needed. Any copying expenses incurred by DSI as a result of a request to copy will be borne by the party requesting the copies. Alternatively, DSI may notify Depositor requiring its reasonable cooperation in promptly copying the Deposit Materials in order for DSI to perform this Agreement.
ARTICLE 4 — RELEASE OF DEPOSIT
4.1 Release Conditions. As used in this Agreement, “Release Condition” shall mean the occurrence of any of the Release Conditions identified in the License Agreement.
4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Within five (5) business days of receipt of a written notice, DSI shall provide a copy of the notice to Depositor. DSI will

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

promptly notify the Parties unless DSI acknowledges or discovers independently, or through the Parties, its need for additional documentation or information in order to comply with this Section. Such need for additional documentation or information may extend the time period for DSI’s performance under this section.
4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have ten (10) business days to deliver to DSI contrary instructions (“Contrary Instructions”). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to Section 7.4 or 7.5 of this Agreement. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending: (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.4 or 7.5; or (c) an order from a court of competent jurisdiction.
4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. In addition, DSI shall comply with all dispute resolution orders issued by an arbitrator or court of competent jurisdiction pursuant to Section 7.4 or 7.5, as applicable, requiring release of the Deposit Materials. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expenses will be chargeable to Preferred Beneficiary. This Agreement will automatically terminate upon the release of the Deposit Materials held by DSI in accordance with the terms of this Section 4.4.
4.5 Right to Use Following Release. Upon execution of this Agreement by the Parties, Depositor hereby grants to Preferred Beneficiary a nonexclusive, nontransferable license, during the term of the License Agreement, to use, copy and modify the Deposit Materials, solely as specified in Section 4.6 of the License Agreement. Preferred Beneficiary will have no right to use the Deposit Materials except as specified in the foregoing license grant. Preferred Beneficiary shall maintain the released Deposit Materials in strict confidence. The license rights granted in this Section 4.5 will survive termination of this Agreement, but only in the event this Agreement terminates pursuant to Section 4.4.
ARTICLE 5 — TERM AND TERMINATION
5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless: (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; (b) DSI instructs Depositor and Preferred Beneficiary in writing ninety (90) days after its renewal date, that the Agreement is terminated for nonpayment in accordance with Section 5.2; or (c) DSI provides Depositor and Preferred Beneficiary with at least sixty (60) days written notice of its intent to terminate this Agreement, for any reason, other than for nonpayment. If the Deposit Materials are

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.
5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all Parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one (1) month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all Parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.
5.3 Disposition of Deposit Materials Upon Termination. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor’s instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4.
5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:
a.	Depositor’s Representations (Section 1.4);

b.	The obligations of confidentiality with respect to the Deposit Materials;

c.	The obligation to pay DSI any fees and expenses due;

d.	The provisions of Articles 5, 7, and 8; and

e.	Any provisions in this Agreement that specifically state they survive the termination of this Agreement.
ARTICLE 6 — DSI’S FEES
6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI’s fees at least sixty (60) days prior to any increase in fees. For any service not listed on DSI’s standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.
6.2 Payment Terms. DSI shall not be required to perform any service, including release of any Deposit Materials under Article 4, unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due within thirty (30) days following receipt of DSI’s invoice

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

by the party responsible for payment of DSI’s fees. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.
ARTICLE 7 — LIABILITY AND DISPUTES
7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any officer, partner or similarly authorized individual of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.
7.2 Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney’s fees and other liabilities incurred by DSI relating in any way to this escrow arrangement, except where it is adjudged that DSI materially breached this Agreement or acted with gross negligence or willful misconduct.
7.3 Limitation of Liability. With the exception of Exclusions (defined herein): (i) in no event will DSI be liable for any incidental, indirect, special, exemplary, punitive or consequential damages (including loss of data, revenue, and/or profits), costs or expenses (including legal fees and expenses), whether foreseeable or unforeseeable, that may arise out of or in connection with this Agreement; and (ii) in no event shall the collective liability of DSI exceed ten times the fees paid under this Agreement. For purposes of this Agreement “Exclusions” means claims based on acts of gross negligence, or any personal injury or property damage claims (excluding the Deposit Materials), or any claims of intellectual property rights infringement.
7.4 Dispute Resolution by Arbitration. Except as expressly specified in Section 7.5 below, any dispute relating to or arising from this Agreement shall be submitted to, and settled by arbitration by, a single arbitrator chosen by the San Francisco Regional Office of the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall apply California law. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Francisco, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address. If, however, Depositor and/or Preferred Beneficiary refuses to submit to arbitration, the matter shall not be submitted to arbitration and DSI may submit the matter to any court of competent jurisdiction for an interpleader or similar action. Any costs of arbitration incurred by DSI, including reasonable attorney’s fees and costs, shall be divided equally and paid by Depositor and Preferred Beneficiary.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

7.5 Dispute Resolution by Bankruptcy Court. Notwithstanding the terms of Section 7.4 hereof, any dispute regarding Preferred Beneficiary’s entitlement to the Deposit Materials during the pendency of a bankruptcy case filed by or against Depositor, shall be resolved before the U.S. Bankruptcy Court with jurisdiction over such case, rather than by arbitration under Section 7.4 hereof.
7.6 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.
7.7 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction that may direct DSI to take, or refrain from taking any action, that party shall:
a.	Give DSI at least five (5) business days’ prior to notice of the hearing;

b.	Include in any such order that, as a precondition to DSI’s obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

c.	Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.
ARTICLE 8 — GENERAL PROVISIONS
8.1 Entire Agreement. This Agreement, which includes the exhibits described herein, embodies the entire understanding among the Parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written, with respect to its subject matter. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI’s only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the Parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary, and Exhibit C need not be signed by any party hereto.
8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the Parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the Parties to notify each other as provided in this Section in the event of a change of address. The Parties shall have the right to rely on the last known address of the other Parties. Any correctly addressed notice or last known address of the other Parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities by mail, through messenger or commercial express delivery services. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the Parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.
8.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of Parties.
8.5 Waiver. Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.
8.6 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.
8.7 Attorney’s Fees. In any litigation or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded reasonable attorneys’ fees, together with any costs and expenses, to resolve the dispute and to enforce final award or judgment.
8.8 No Third Party Rights. This Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless otherwise agreed to by all the Parties hereto.
8.9 Authority to Sign. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement.
8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

Depositor	Preferred Beneficiary
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

DSI Technology Escrow Services, Inc.

By:

Name:

Title:

Date:

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
MATERIALS TO BE DEPOSITED
Account Number
Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:

Depositor	Preferred Beneficiary
By:	By:

Name:	Name:

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Title:	Title:

Date:	Date:

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B
DESCRIPTION OF DEPOSIT MATERIALS
Depositor Company Name
Account Number
Product Name Version
(Product Name will appear as the Exhibit B Name on Account History report)
DEPOSIT MATERIAL DESCRIPTION:

Quantity	Media Type & Size	Label Description of Each Separate Item

___	Disk 3.5” or ___

___	DAT tape ___mm

___	CD-ROM

___	Data cartridge tape ___

___	TK 70 or ___tape

___	Magnetic tape ___

Documentation

Other

PRODUCT DESCRIPTION:

Environment

DEPOSIT MATERIAL INFORMATION:
Is the media or are any of the files encrypted? Yes / No If yes, please include any passwords and the decryption tools.

Encryption tool name	Version

Hardware required

Software required

Other required information

I certify for Depositor that the above described Deposit Materials have been transmitted to DSI:	DSI has accepted the above materials (any exceptions are noted above):

Signature	Signature

Print Name	Print Name

Date	Date Accepted

Exhibit B#

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT C
DESIGNATED CONTACT
Account Number
Notices, deposit material returns and
communications
should be addressed to:
If to Preferred Beneficiary:
Culture.com Technology Limited
The Penthouse, Culturecom Centre
47 Hung To Road, Kwun Tong,
Kowloon, Hong Kong
Attention: Mr. Frank W.T. Cheung, Chairman and CEO
Telephone No.: (852) 2950-8811
Facsimile No.: (852) 2345-3882
With a copy, which will not constitute notice, given in the manner prescribed above, to:
Coblentz, Patch, Duffy & Bass LLP
One Ferry Building, Suite 200
San Francisco, California 94111
USA
Attention: Paul J. Tauber
Telephone No.: (415) 391-4800
Facsimile No.: (415) 989-1663
If to Depositor:
Transmeta Corporation
3990 Freedom Circle
Santa Clara, CA 95054
Attention: General Counsel
Telephone No.: (408) 919-3000
Facsimile No.: (408) 919-6564

** *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

With a copy, which will not constitute notice, given in the manner prescribed above, to:
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention: Mark A. Leahy
Telephone No.: (650) 988-8500
Facsimile No.: (650) 938-5200
Fees for this agreement will be paid by
(check box): Preferred Beneficiary
Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.
DSI has two Operations Centers to service you. All invoice fee remittances to DSI Agreements, Deposit Materials and notices to should be addressed to:
DSI should be addressed to (select location):

❑ Attn: Client Services 9265 Sky Park Court, Suite 202 San Diego, CA 92123 Telephone: (858) 499-1600 Facsimile: (858) 694-1919	DSI Technology Escrow Services, Inc. PO Box 45156 San Francisco, CA 94145-0156

E-mail: clientservices@dsiescrow.com

or
❑ Attn: Client Services 2100 Norcross Parkway, Suite 150 Norcross, GA 30071 Telephone: 770-239-9200

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Facsimile: 770-239-9201	Date:

E-mail: clientservices@dsiescrow.com

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit E
CMS Marks
•	Transmeta Code Morphing Software
•	Transmeta CMS

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange. Commission

Exhibit F
Escrowed Items
•	Source code of the Crusoe CMS Version and the Efficeon CMS Version
•	Source code for those items of Transmeta Ancillary Technology identified in Exhibits A-3 or B-3 as “configuration tools.”
•	Simulators and emulators for the Crusoe Product, the Efficeon Product, the Crusoe CMS Version and the Efficeon CMS Version
•	CMS compilation toolchain necessary to build the Crusoe CMS Version and the Efficeon CMS Version
•	x86 tests that are Transmeta property (excludes TLC, third party suites, and other infrastructure)
•	Debugger for the Crusoe CMS Version and the Efficeon CMS Version
•	Performance analysis tuning tools

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.